Exhibit 5.1

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606-5096

(312) 372-2000

June 8, 2009

Irwin Financial Corporation

500 Washington Street

Columbus, Indiana 47201

Re:	Employees’ Stock Purchase Plan III

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 1,000,000 Common Shares, no par value per share (the “Shares”), of Irwin Financial Corporation, an Indiana corporation (the “Company”), issuable under the Company’s Employees’ Stock Purchase Plan III, as amended (the “Plan”).

We have examined the Restated Articles of Incorporation and Code of By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We are admitted to the Bar in the State of Illinois. We express no opinion as to the laws of any jurisdiction other than (i) the Indiana Business Corporation Law and (ii) the federal securities laws of the United States.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ McDermott Will & Emery LLP

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